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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION
                                       OF
                        COLLINS GROWTH & INCOME FUND, LLC

         This Certificate of Formation is made for the purpose of organizing a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act.

                                    ARTICLE I
                                      NAME

         The name of this limited liability company is COLLINS GROWTH & INCOME FUND, LLC (the "Company").

                                   ARTICLE II
                           REGISTERED AGENT AND OFFICE

         The name of the Registered Agent of the Company is Corporation Service Company. The street address of the initial Registered Agent of the Company is 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

         IN WITNESS WHEREOF, the undersigned, as Authorized Representative of the Members, has executed this Certificate of Formation on January 8, 2004.



                                       By: /s/ STEVEN M. ROSENTHAL
                                           -------------------------------------
                                       Print Name: Steven M. Rosenthal, Esq.